UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2008

NEWPARK RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-2960	72-1123385
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 Research Forest Drive, Suite 100 The Woodlands, TX	77381
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 362-6800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Newpark Resources, Inc. (“Newpark”) and CCS Inc. (“CCS”) have mutually agreed effective November 21, 2008 to terminate the Membership Interests Purchase Agreement dated April 16, 2008, as amended (the “Purchase Agreement”) among Newpark, Newpark Drilling Fluids LLC, Newpark Texas, L.L.C., CCS and CCS Energy Services LLC pursuant to which CCS would have acquired Newpark’s United States environmental services business. The Purchase Agreement is described in more detail in the Current Report on Form 8-K filed by Newpark with the Securities and Exchange Commission on April 16, 2008.

As previously disclosed, the Federal Trade Commission (the “FTC”) filed suit seeking a temporary restraining order and preliminary injunction to prevent Newpark and CCS from completing the transaction. The FTC also filed an Administrative Complaint and scheduled hearings for January of 2009. CCS has advised Newpark that CCS no longer desired to pursue the matter in court and on November 20, 2008, delivered a notice seeking termination of the Purchase Agreement. Newpark and CCS have mutually agreed to a termination of the Purchase Agreement.

Newpark is not expected to incur any early termination penalties as a result of the termination of the Purchase Agreement.

A copy of Newpark’s press release announcing the termination of the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: November 24, 2008	By:	/s/ James E. Braun
James E. Braun, Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 24, 2008.